AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENT

     This Amendment No. 1 to the Investment Advisory Agreement (the "Agreement") dated May 1, 2006, by and between Pioneer Investment Management, Inc., member of the UniCredito Italiano banking group, register of banking groups, a Delaware corporation ("Pioneer")(the "Adviser"), and Met Investors Advisory, LLC, a Delaware limited liability company (the "Manager"), with respect to the Pioneer Strategic Income Portfolio, is entered into effective the 1st day of November, 2007.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement is amended in whole to read as follows:



                                                                 Percentage of average daily net assets
     ------------------------------------------------------ ----------------------------------------------------
     Pioneer  Strategic  Income  Portfolio                       0.25% of first $500  million of such
                                                                 assets,  plus 0.20% of such  assets over $500  million
                                                                 up to $1.0  billion, plus 0.18% of such assets over $1.0 billion.

     ------------------------------------------------------ ----------------------------------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of November, 2007.


                                          MET INVESTORS ADVISORY, LLC



                                          By:______________________________
                                                Authorized Officer


                                         PIONEER INVESTMENT MANAGEMENT, INC.



                                          By:______________________________
                                                Authorized Officer